Exhibit 99.1

AT THE COMPANY: Bruce T. Quigley Vice President of Business Development and Investor Relations 949-362-5800 bquigley@smithmicro.com	IR INQUIRIES: Charles Messman, Todd Kehrli MKR Group 818-556-3700 ir@mkr-group.com

FOR IMMEDIATE RELEASE
SMITH MICRO SOFTWARE REPORTS RECORD THIRD QUARTER REVENUE
Third Quarter Revenue Increased 115% To $14.8 Million;
Pro Forma Net Income Increased to a Record $4.3 million;
Aliso Viejo, Calif., November 1, 2006 — Smith Micro Software, Inc. (NASDAQ: SMSI), a developer and marketer of a wide range of software solutions for the wireless market, today reported its 2006 third quarter financial results.
Third Quarter 2006 Key Financial Results:
•	Revenue increased to a record $14.8 million, up 18% sequentially and 115% year-over-year.

•	Pro Forma Net Income was a record $4.3 million, compared to pro forma net income of $2.9 million in the first quarter of 2006, pro forma net income of $3.2 million in the second quarter of 2006, and pro forma net income of $2.3 million in the third quarter of 2005.

•	Pro Forma earnings were a record $0.17 per fully diluted share on 25.8 million shares, compared to pro forma earnings of $0.13 per fully diluted share in the second quarter of 2006 and compared to pro forma earnings of $0.10 per fully diluted share in the third quarter of 2005.

•	Pro Forma Gross Profit increased to $9.0 million, up 18.4% sequentially and 49.6% over Pro Forma third quarter 2005.

•	Cash and cash equivalents increase significantly to $34.9 million, compared to $21.2 million at year-end in 2005.

Smith Micro 2006 Third Quarter Financial Results	Page 2 of 11
Third Quarter Financial Discussion:
“We are very please to report our sixth consecutive quarter of record top line and bottom line results,” said William W. Smith, Jr., President and Chief Executive Officer of Smith Micro Software. “Our business continues to prosper across all of our platforms and in our OEM business division we saw a return to a more normalized growth trend for our broadband QuickLink Mobile connectivity product, which helped drive the increase in gross margins for the quarter. We also experienced significant growth with our Music Essential kit, specifically with Verizon Wireless, where we benefited from a strong marketing push and launch of the LG VX8500 Chocolate phone.”
Mr. Smith continued, “We launched our QuickLink Music product during the quarter, our new music suite which offers a robust experience allowing wireless carriers the ability to brand their multimedia service offerings from online stores to mobile handsets. It also gives the end users a streamlined installation process, and the seamless operability to integrate music capable phones with a PC. We believe this is a strong launching pad, as we look to expand our wireless carrier customer base with this product in the coming months.”
“Our StuffIt Wireless program continues progress on track, with several ongoing prototypes in testing with large handset manufacturers, and a wireless carrier. We see this solution becoming more relevant to the market place as the market continues to evolve every day, with more data moving through the spectrum including music, video, and photos. Specifically, we anticipate video becoming more prominent player as we look to 2007.” Mr. Smith continued, “We believe we have positioned the Company very well to benefit from these additional services being offered by the wireless carriers.”
Mr. Smith concluded, “In conclusion we remain optimistic about our business outlook, we expect to see a continuation of growth, and believe our recent music success can continue to grow with the launch of QuickLink Music. We believe the company is positioned well as we strive to be a leader in the wireless software space.”

Smith Micro 2006 Third Quarter Financial Results	Page 3 of 11
Smith Micro reported record net revenue of $14.8 million for the third quarter ended September 30, 2006, an 18% increase over revenue of $12.5 million in the second quarter of 2006 and an increase of 115% when compared to the $6.9 million recorded in the third quarter of 2005.
Pro forma net income (which excludes amortization of intangible assets associated with acquisitions and stock compensation related expenses) for the third quarter was $4.3 million, or $0.17 per fully diluted share, compared to pro forma net income of $2.3 million or $0.10 per fully diluted share in the third quarter of 2005. Fully diluted shares outstanding as of September 30, 2006 were 25.8 million versus the 23.2 million shares outstanding in the third quarter of 2005.
On a GAAP basis, the company earned $0.09 per fully diluted share for the third quarter of 2006 that compared to $0.08 per fully diluted share in the third quarter of 2005.
For the nine months ended September 30, 2005, the company reported record net revenues of $37.2 million, a 204% increase over the $12.3 million reported for the nine months ended September 30, 2005. Proforma net income for the nine months ended was $10.5 million, or $0.42 per diluted share, an increase of 261% when compared to the proforma net income of $2.9 million or $0.13 per fully diluted share reported for the nine months ended September 30, 2005.
Investor Conference Call
Smith Micro will hold an investor conference call to discuss the company’s third quarter results at 4:30 p.m. Eastern time today, November 1, 2006. The call can be accessed by dialing (800) 218-9073 and giving the pass code “SMSI.” Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available over the Internet at www.smithmicro.com in the Investor Relations section.

Smith Micro 2006 Third Quarter Financial Results	Page 4 of 11
About Smith Micro Software:
Smith Micro Software, Inc., headquartered in Aliso Viejo, CA, is a developer and marketer of wireless communications and utility software products for multiple OS platforms. The company designs easy-to-use software for personal computing and business solutions around the world. With a focus on wireless and broadband technologies and the Internet, the company’s products and services enable wireless communications, file and image compression, digital image and music management. In addition, Smith Micro develops and publishes award-winning software solutions for Windows and Macintosh, empowering users in the areas of information access, removal, recovery, security, and Internet distribution. Smith Micro’s leading brands are QuickLink®, StuffIt®, CheckIt®, Internet Cleanup™ and Spring Cleaning®. Smith Micro’s complete line of products is available through retail stores, Value-Added Resellers (VARs), Smith Micro’s consumer, enterprise, wireless OEM sales groups and the company’s websites. Smith Micro’s common stock trades on The NASDAQ Stock Market® under the symbol SMSI.
This release may contain forward-looking statements that involve risks and uncertainties, including without limitation risks and uncertainties relating to the company’s financial prospects and projections, the company’s plans for returning to sustained profitability and the company’s ability to increase its business in segments of the company. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are new and changing technologies, customer acceptance of those technologies, fluctuations or cancellations in orders from distribution customers, new and continuing adverse economic conditions, and the company’s ability to compete effectively with other software companies. These and other factors could cause actual results to differ materially from those presented in any forward-looking statement and are discussed in the company’s filings with the Securities and Exchange Commission including its recent filings on Forms 10-K and 10-Q.
Smith Micro, the Smith Micro logo are trademarks or registered trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.
Note: Financial Schedules Attached

Smith Micro 2006 Third Quarter Financial Results	Page 5 of 11
Smith Micro Software, Inc.
Pro-forma Statement of Operations for the Three Months Ended September 30, 2006
(results exclude amortization of intangibles associated with the acquisitions of
Allume Systems, Inc. and PhoTags, Inc. as well as
stock based compensation)
(in thousands, except per share amounts)

		Unaudited
	Per GAAP	Adjustments	Proforma
NET REVENUE
Products	$14,619	$—	$14,619
Services	182	—	182

Total Net Revenues	14,801	—	14,801
COST OF SALES
Products	6,030	(259)	5,771
Services	60	0	60

Total Cost of Sales	6,090	(259)	5,831
GROSS PROFIT
Products	8,589	259	8,848
Services	122	—	122

Total Gross Profit	8,711	259	8,970
OPERATING EXPENSES
Selling & Marketing	2,374	(723)	1,651
Research & Development	1,871	(141)	1,730
General & Administrative	2,329	(741)	1,588

Total Operating Expenses	6,574	(1,605)	4,969

Operating Income	2,137	1,864	4,001
Interest Income	381		381

Income Before Income Taxes	2,518	1,864	4,382
Income Tax Expense	68		68

Net Income	$2,450	$1,864	$4,314

Income Per Share, Basic	$0.10		$0.18

Weighted Average Shares Outstanding, Basic	24,123		24,123

Income Per Share, Fully Diluted	$0.09		$0.17

Weighted Average Shares Outstanding, Fully Diluted	25,794		25,794

Smith Micro 2006 Third Quarter Financial Results	Page 6 of 11
Smith Micro Software, Inc.
Pro-forma Statement of Operations for the Three Months Ended September 30, 2005
(results exclude amortization of intangibles associated with the acquisition of
Allume Systems, Inc.)
(in thousands, except per share amounts)

		Unaudited
	Per GAAP	Adjustments	Proforma
NET REVENUE
Products	$6,743	$—	$6,743
Services	153	—	153

Total Net Revenues	6,896	—	6,896
COST OF SALES
Products	1,089	(267)	822
Services	76	0	76

Total Cost of Sales	1,165	(267)	898
GROSS PROFIT
Products	5,654	267	5,921
Services	77	—	77

Total Gross Profit	5,731	267	5,998
OPERATING EXPENSES
Selling & Marketing	1,294	(118)	1,176
Research & Development	1,244		1,244
General & Administrative	1,430		1,430

Total Operating Expenses	3,968	(118)	3,850

Operating Income	1,763	385	2,148
Interest Income	161		161

Income Before Income Taxes	1,924	385	2,309
Income Tax Expense	47		47

Net Income	$1,877	$385	$2,262

Income Per Share, Basic	$0.09		$0.10

Weighted Average Shares Outstanding, Basic	22,016		22,016

Income Per Share, Fully Diluted	$0.08		$0.10

Weighted Average Shares Outstanding, Fully Diluted	23,222		23,222

Smith Micro 2006 Third Quarter Financial Results	Page 7 of 11
Smith Micro Software, Inc.
Pro-forma Statement of Operations for the Nine Months Ended September 30, 2006
(results exclude amortization of intangibles associated with the acquisitions of
Allume Systems, Inc. and PhoTags, Inc. as well as
stock based compensation)
(in thousands, except per share amounts)

		Unaudited
	Per GAAP	Adjustments	Proforma
NET REVENUE
Products	$36,691	$—	$36,691
Services	550	—	550

Total Net Revenues	37,241	—	37,241
COST OF SALES
Products	14,485	(859)	13,626
Services	210	0	210

Total Cost of Sales	14,695	(859)	13,836
GROSS PROFIT
Products	22,206	859	23,065
Services	340	—	340

Total Gross Profit	22,546	859	23,405
OPERATING EXPENSES
Selling & Marketing	6,540	(1,876)	4,664
Research & Development	5,625	(793)	4,832
General & Administrative	5,766	(1,583)	4,183

Total Operating Expenses	17,931	(4,252)	13,679

Operating Income	4,615	5,111	9,726
Interest Income	871		871

Income Before Income Taxes	5,486	5,111	10,597
Income Tax Expense	140		140

Net Income	$5,346	$5,111	$10,457

Income Per Share, Basic	$0.23		$0.45

Weighted Average Shares Outstanding, Basic	23,360		23,360

Income Per Share, Fully Diluted	$0.21		$0.42

Weighted Average Shares Outstanding, Fully Diluted	25,184		25,184

Smith Micro 2006 Third Quarter Financial Results	Page 8 of 11
Smith Micro Software, Inc.
Pro-forma Statement of Operations for the Nine Months Ended September 30, 2005
(results exclude amortization of intangibles associated with the acquisition of
Allume Systems, Inc.)
(in thousands, except per share amounts)

		Unaudited
	Per GAAP	Adjustments	Proforma
NET REVENUE
Products	$11,781	$—	$11,781
Services	475	—	475

Total Net Revenues	12,256	—	12,256
COST OF SALES
Products	1,835	(267)	1,568
Services	220	0	220

Total Cost of Sales	2,055	(267)	1,788
GROSS PROFIT
Products	9,946	267	10,213
Services	255	—	255

Total Gross Profit	10,201	267	10,468
OPERATING EXPENSES
Selling & Marketing	2,103	(118)	1,985
Research & Development	2,638		2,638
General & Administrative	3,367		3,367

Total Operating Expenses	8,108	(118)	7,990

Operating Income	2,093	385	2,478
Interest Income	475		475

Income Before Income Taxes	2,568	385	2,953
Income Tax Expense	55		55

Net Income	$2,513	$385	$2,898

Income Per Share, Basic	$0.12		$0.14

Weighted Average Shares Outstanding, Basic	21,097		21,097

Income Per Share, Fully Diluted	$0.11		$0.13

Weighted Average Shares Outstanding, Fully Diluted	22,454		22,454

Smith Micro 2006 Third Quarter Financial Results	Page 9 of 11
Smith Micro Software, Inc.
Statement of Operations for the Three Months Ended September 30, 2006 and 2005
(in thousands, except per share amounts)

	Unaudited
	2006	2005
NET REVENUE
Products	$14,619	$6,743
Services	182	153

Total Net Revenues	14,801	6,896
COST OF SALES
Products	6,030	1,089
Services	60	76

Total Cost of Sales	6,090	1,165
GROSS PROFIT
Products	8,589	5,654
Services	122	77

Total Gross Profit	8,711	5,731
OPERATING EXPENSES
Selling & Marketing	2,374	1,294
Research & Development	1,871	1,244
General & Administrative	2,329	1,430

Total Operating Expenses	6,574	3,968

Operating Income	2,137	1,763
Interest Income	381	161

Income Before Income Taxes	2,518	1,924
Income Tax Expense	68	47

Net Income	$2,450	$1,877

Income Per Share, Basic	$0.10	$0.09

Weighted Average Shares Outstanding, Basic	24,123	22,016

Income Per Share, Fully Diluted	$0.09	$0.08

Weighted Average Shares Outstanding, Fully Diluted	25,794	23,222

Smith Micro 2006 Third Quarter Financial Results	Page 10 of 11
Smith Micro Software, Inc.
Statement of Operations for the Nine Months Ended September 30, 2006 and 2005
(in thousands, except per share amounts)

	Unaudited
	2006	2005
NET REVENUE
Products	$36,691	$11,781
Services	550	475

Total Net Revenues	37,241	12,256
COST OF SALES
Products	14,485	1,835
Services	210	220

Total Cost of Sales	14,695	2,055
GROSS PROFIT
Products	22,206	9,946
Services	340	255

Total Gross Profit	22,546	10,201
OPERATING EXPENSES
Selling & Marketing	6,540	2,103
Research & Development	5,625	2,638
General & Administrative	5,766	3,367

Total Operating Expenses	17,931	8,108

Operating Income	4,615	2,093
Interest Income	871	475

Income Before Income Taxes	5,486	2,568
Income Tax Expense	140	55

Net Income	$5,346	$2,513

Income Per Share, Basic	$0.23	$0.12

Weighted Average Shares Outstanding, Basic	23,360	21,097

Income Per Share, Fully Diluted	$0.21	$0.11

Weighted Average Shares Outstanding, Fully Diluted	25,184	22,454

Smith Micro 2006 Third Quarter Financial Results	Page 11 of 11
Smith Micro Software, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2006	2005
	(unaudited)
ASSETS
Current Assets:
Cash & Cash Equivalents	$34,898	$21,215
Accounts Receivable, (Net)	6,943	6,786
Inventory	1,373	530
Prepaid & Other Assets	243	556

Total Current Assets	43,457	29,087
Equipment & Improvements, Net	376	241
Goodwill	15,098	9,288
Intangible Assets, Net	4,156	4,093
Other Assets	—	7

TOTAL ASSETS	$63,087	$42,716

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$4,942	$2,383
Accrued Liabilities	1,881	1,376

Total Current Liabilities	6,823	3,759

Common Stock	24	22
Additional Paid In Capital	62,839	50,880
Accumulated Deficit	(6,599)	(11,945)

Total Stockholders’ Equity	56,264	38,957

TOTAL LIABILITIES & EQUITY	$63,087	$42,716

####